Exhibit 21.1

Subsidiaries of Tucows Inc., a Pennsylvania corporation

1.	Tucows (Delaware) Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows Inc.

2.	Tucows.com Co., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

3.	Tucows Corp., a Mississippi corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

4.	Tucows (UK) Limited, a company incorporated in England and Wales, is a wholly owned subsidiary of Tucows.com Co.

5.	Tucows (Australia) Pty Limited, a Victoria corporation, is a wholly owned subsidiary of Tucows.com Co.

6.	Tucows (Germany) Inc., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows.com Co.

7.	EPAG Domainservices GmbH, a Bonn corporation, is a wholly owned subsidiary of Tucows (Germany) Inc.

8.	Ting Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

9.	Tucows TLDs Inc., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows.com Co.

10.	Tucows Domains Inc., an Ontario corporation, is a wholly owned subsidiary of Tucows.com Co.

11.	Contact Privacy Inc., an Ontario corporation, is a wholly owned subsidiary of Tucows.com Co.

12.	Ting Fiber Inc., a Delaware Corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

13	Ting Virginia, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Fiber Inc.

14	Blue Ridge Websoft, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Virginia, LLC.

15	Fiber Roads, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Virginia, LLC.

16	Navigator Network Services, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Virginia, LLC.

17	Tucows (Emerald), LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Fiber Inc.

18	eNom, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Tucows (Emerald), LLC.

19	eNom Canada Corp. a Nova Scotia corporation, is a wholly owned subsidiary of eNom, LLC.

20	Whois Privacy Protection Services, Inc, Nevada corporation, is a wholly owned subsidiary of eNom, LLC.

21	Secure Business Services, Inc., a Nevada corporation, is a wholly owned subsidiary of eNom, LLC.

22	Ascio Technologies, Corp., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows.com co.

23	Ascio GmbH, a Munich corporation, is a wholly owned subsidiary of EPAG Domainservices GmbH.

24	Cedar Holdings Group, Inc., a Colorado corporation, is a wholly owned subsidiary of Ting Fiber, Inc.

25	Zippytech Inc., a Colorado corporation, is a wholly owned subsidiary of Cedar Holdings Group, Inc.

26	Zippytech of New Mexico Inc., a New Mexico corporation, is a wholly owned subsidiary of Cedar Holdings Group, Inc.